                                                                    Exhibit 10.1

                                      LEASE
                                      -----


               This Lease ("LEASE") is made and entered into as of April 30, 2001, by and between:

     FGSC, LLC
     a Kentucky limited liability company
     10214 Westport Road
     Louisville, Kentucky 40241                                 ("LANDLORD")

     and

     DOMINION HOMES OF KENTUCKY, LTD.
     1214 South Hurstbourne Parkway
     a Kentucky limited partnership
     Louisville, Kentucky 40222                                 ("TENANT").

     1.        CERTAIN DEFINITIONS AND BASIC LEASE TERMS.

               1. BASIC LEASE INFORMATION. In addition to the terms that are defined elsewhere in this Lease, these terms are used in this Lease:

                       (a) Premises: The space containing approximately 4,185 square feet in the Shopping Center, with an address of 10001 Forest Green Boulevard, Louisville, Kentucky 40222, as such space is outlined on the drawing attached to and made part of this Lease, marked Exhibit A.

                       (b) Premises Address:
     10035 Forest Green Boulevard, Louisville, Kentucky 40222.

                       (c) Term: Sixty (60) months (and the number of days, if any, between the actual Commencement Date and the first day of the immediately preceding calendar month), beginning on the Commencement Date and expiring on the Expiration Date.

                       (d) Commencement Date: The Commencement Date shall be the earlier of the date (i) thirty (30) days after Landlord delivers the Premises to Tenant for fixturing, with the Landlord's Work substantially complete, as set forth in section 2.1 of this Lease and in Exhibit B to this Lease, or (ii) rent payments begin July 1, 2001 if Tenant decides to complete construction on its own.

                       (e) Expiration Date: The date that is sixty (60) months following the Commencement Date, plus the number of days, if any, to cause this Lease to end on the last day of a calendar month.

         (f) Base Rent: Tenant shall pay to Landlord as minimum rent for the Leased Premises the following sums per year ("Base Rent") payable in equal monthly installments:

Period Following                           Minimum                 Minimum                    Per
Rental Commencement Date                   Annual Rent            Monthly Rent              Square Foot
-------------------------------------------------------------------------------------------------------
     Year I                                 $69,052.59             $5,754.37                  $16.50
     Year 2                                 $69,052.59             $5,754.37                  $16.50
     Year 3                                 $69,052.59             $5,754.37                  $16.50
     Year 4                                 $75,330.00             $6,277.50                  $18.00
     Year 5                                 $75,330.00             $6,277.50                  $18.00

The Base Monthly Rent shall be payable in advance commencing on the Rental Commencement Date and thereafter on the first day of each calendar month during the Lease Term, without offset for any amount due or claimed to be due from Landlord to Tenant and without relief from valuation or appraisement laws.

         (g) Additional Rent. All other amounts payable by Tenant pursuant to this Lease, including without limitation Tenant's Pro Rata Share of Operating Costs and Percentage Rent, all as set forth in this Lease.

         (h) Pro Rata Share: Tenant's Pro Rata Share shall mean 11.52 based on the expectation that the Premises will contain 4,185 square feet and that the rentable area of the Shopping Center contains 36,315 square feet of space rentable to tenants. Upon completion of construction, either Landlord or Tenant may cause the Premises and the Shopping Center to be measured, in which event Tenant's Pro Rata Share will be adjusted to reflect actual rentable square footage. Any such change in Tenant's Pro Rata Share shall be set forth in an amendment to this Lease, as contemplated by section 19 of this Lease.

         (i) Shopping Center: The approximately 36,315 square foot shopping center being constructed by Landlord, substantially as shown on Exhibit A.

         (j)      Permitted Use: Office and Showroom.

         (k) Security Deposit. $5,000.00 in accordance with section 16 of this Lease.

         (l)      Agents. Grubb & EllislCommercial Kentucky, Inc.

         1.2 INTERPRETATION. Each of the foregoing summary provisions shall be construed and interpreted in conjunction with the other provisions of this Lease.

2.       CONDITION, LEASE, TERM, EXTENSIONS AND RENT.

         2.1 CONSTRUCTION OF PREMISES AND SHOPPING CENTER. Landlord shall construct the Premises and the Shopping Center in accordance with the Landlord Work as set forth in the "Work Letter" attached to and made part of this Lease, marked Exhibit B. Upon substantial completion of the Landlord Work, Landlord shall deliver the Premises to Tenant and shall notify Tenant that the Landlord Work is completed. Tenant shall then have possession of the Premises for completion of the Tenant Work in accordance with the provisions set forth in Exhibit B.

         2.2 GRANT AND PREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. Landlord also grants to Tenant the right to use in common with other tenants the Common Areas, subject to the provisions of this Lease. The "Common Areas" means the Shopping Center except for premises leased to other tenants and also includes the right of passage and parking pursuant to certain reciprocal easement agreements benefiting the Shopping Center.

         2.3 TERM. The term will be for the Term and will commence on the Commencement Date and will expire on the Expiration Date. Upon commencement of this Lease, Landlord and Tenant will execute an instrument acknowledging the Commencement and Expiration Dates as contemplated by section 20 of this Lease.

         2.4 RENT. Throughout the Term of this Lease, Tenant will pay Base Rent to Landlord as rent for the Premises. Base Rent will be paid in advance on or before the first day of each calendar month of the term. If the term commences on a day other than the first day of a calendar month, then Base Rent will be prorated by Landlord based on the actual number of calendar days in such month. Base Rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address or person or entity as Landlord may from time to time designate in writing. The Base Rent is set forth in section 1
 .f of this Lease. If neither Landlord nor Tenant requests an adjustment before the Commencement Date, no adjustment will thereafter be made and the Base Rent and square footage shall be as stated in this Lease.

         2.5 LATE CHARGE. Any rent not paid within five (5) days of the due date shall be subject to a late charge equal to five percent (5%) of such overdue payment.

         2.6 EXTENSION OPTIONS. If this Lease is then in effect, and provided Tenant is not then in default, Tenant shall have the right to extend the term of this Lease for up to two (2) additional terms of three (3) years each. To exercise an option, Tenant shall give Landlord written notice of extension no later than one hundred twenty (120) days prior to the Expiration Date, with respect to the first extension option, and no later than one hundred twenty
(120) days prior to the end of the extension term, if any, then in effect with respect to subsequent options. During any extension term(s), this Lease shall remain in full force and effect, except for Base Rent, which shall be increased as set forth below.

         First                                                         Minimum                 Per Square
         Option Period                     Base Rent                   Monthly Rent            Foot
         -------------                     ---------                   ------------            ----
         Year 6                            $79,515.00                  $6,626.25               $19.00
         Year 7                            $81,607.50                  $6,800.62               $19.50
         Second                                                        Minimum                 Per Square
         Option Period                     Base Rent                   Monthly Rent            Foot
         -------------                     ---------                   ------------            ----
         Year 8                            $83,700.00                  $6,975.00               $20.00
         Year 9                            $85,742.50                  $7,149.37               $20.50
         Third                                                         Minimum                 Per Square
         Option Period                     Base Rent                   Monthly Rent            Foot
         -------------                     ---------                   ------------            ----
         Year 10                           $87,885.00                  $7,323.75               $21.00
         Year 11                           $87,885.00                  $7,323.75               $21.00

3.        TAXES, UTILITIES, OPERATING EXPENSES AND INSURANCE.

         3.1 PROPERTY TAXES. Subject to Tenant's reimbursement for its Pro Rata Share of Taxes, Landlord shall pay all ad valorem real property taxes and assessments affecting the Shopping Center and the Premises.

         3.2 OTHER TAXES. Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the Premises or Tenant's interest in the Premises.

         3.3 UTILITIES. Tenant shall provide separate meters, to cause all utility services serving the Premises (except water and sewer, which shall be part of Operating Expenses as set forth in Section 3.7 of this Lease) to be in Tenant's name, and Tenant shall pay for all utility services provided to the Premises.

         3.4 TENANT'S LIABILITY INSURANCE. Commencing with the date on which the Premises are made available to Tenant and continuing thereafter throughout the Lease Term, Tenant shall maintain, at its sole expense, (a) general comprehensive public liability insurance, including bodily injury, property damage or other loss, insuring Tenant, Landlord and Landlord's lender (if any and if notice of the name and address of such lender is provided to Tenant), in an amount not less than Two Million Dollars ($2,000,000), and (b) if, and to the extent required by law, worker's compensation or similar insurance offering statutory coverage and containing statutory limits. All such insurance shall:
(1) be issued by a company that is licensed to do business in the Commonwealth of Kentucky; (2) name Landlord and the holder of any mortgage as additional insureds (as their interests may appear), and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Tenant shall deliver a certificate of all such insurance and receipts evidencing payment of the premium for such insurance to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter no later than ten (10) days before the expiration of any policy.

         3.5 PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property owned and used in Tenant's business and found in, on, or about the Premises, and any leasehold improvements to the Premises installed by Tenant.

         3.6 WAIVER OF SUBROGATION. Landlord and Tenant each waive any and all rights to recover against the other for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Section 3 or any other property insurance actually carried by such party to the extent of the limits of such policy.

          3.7 TAXES AND OPERATING EXPENSES.

         (a) Taxes. Tenant shall pay to Landlord an amount equal to Tenant's Pro Rata Share of Taxes.

         (b) Operating Expenses. Tenant shall pay to Landlord an amount equal to Tenant's Pro Rata Share of Operating Expenses.

         (c) Manner of Payment. Tenant's Pro Rata Share of Taxes and Operating Expenses shall be paid in the following manner. Landlord may reasonably estimate in advance the amounts Tenant shall owe for its Pro Rata Share of Taxes and Operating Expenses for any full or partial calendar year. Tenant shall then pay monthly in advance with Base Rent an amount equal to 1 / 12 of the estimated amount for the calendar year. Promptly following the end of each calendar year, Landlord shall provide to Tenant a statement of actual Taxes and Operating Expensed for the previous year and Tenant's actual Pro Rata Share. If Tenant has overpaid, then Landlord shall credit such overpayment on the next due payment of Base Rent. If Tenant has underpaid, then Tenant shall pay the underpayment with the next due payment of Base Rent.

         (d) Proration. If the Term commences other than on January 1 or ends other than on December 31, Tenant's obligation to pay its estimated and actual Pro Rata Share of Taxes and Operating Expenses for such first and final years shall be prorated to reflect the portion of such years.

         (e) Landlord's Records. Landlord shall maintain complete records respecting Taxes and Operating Expenses. Tenant shall have the right to examine such records upon reasonable prior notice and within ninety (90) days of receiving Landlord's statement of actual Taxes and Operating Expenses during normal business hours at the place where Landlord normally keeps such records. Tenant shall be deemed to have accepted the statement unless Tenant takes exception in writing during that 90-day period. If Tenant takes exception, the matter to which exception is taken will be referred to an independent accountant, whose certification shall be final and conclusive. Tenant shall pay the cost of such review and certification unless such review and certification determines there was an error to Tenant's detriment.

         (f) Definition of Taxes. "Taxes" means all federal, state, county or local governmental taxes, fees, charges, assessments or other impositions of every kind and nature, including without limitation real property ad valorem taxes, which Landlord shall pay during any calendar year, any portion of which occurs during the term of this Lease, because of or in connection with the ownership, leasing and operation of the Shopping Center. Notwithstanding the foregoing, there shall be excluded from Taxes, and Tenant will not be obligated to pay, any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), or profit tax, imposed upon Landlord.

         (g) Definition of Operating Expenses. "Operating expenses" means:

         (i) All costs of operation and maintenance of the Shopping Center, including without limitation wages, salaries, and compensation of employees properly and solely attributable to the Shopping Center; accounting, legal, janitorial, maintenance, guard, and other normal and customary services; power, water, sanitary sewer and drainage, and other utilities for the Common Areas, and water and sewer for the Premises and other leased premises; management and administrative fees capped at 5% of gross receipts; exterior grounds and landscaping maintenance, including replacing flowers and landscaping materials; parking and drive areas; materials and supplies; roof repairs; general maintenance and repairs; insurance obtained with respect to the Shopping Center as contemplated by section 3.8 of this Lease; payments under any reciprocal easement agreements and declarations of restrictions affecting or benefiting the Shopping Center, depreciation on personal property and equipment, except as set forth in

         (ii) below or which is or should be capitalized on the books of Landlord; and any other costs, charges and expenses that under generally accepted accounting principles would be regarded as maintenance, and operating expenses.

          (iii) The Operating Expenses will not include: (1) depreciation on the Shopping Center (other than depreciation on personal property and equipment used in maintaining the Common Areas); (2) costs of alterations of space or other improvements made for tenants of the Shopping Center; (3) finders' fees and real estate brokers' commissions; (4) ground lease payments, mortgage principal, or interest; (5) capital items, except repaving and re-striping of parking areas and drives; (6) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense; (7) costs of excess or additional services provided to any tenant in the Shopping Center that are directly billed to such Tenant; (8) the cost of repairs due to casualty or condemnation that are reimbursed by third parties; (9) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord business; (10) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Shopping Center; and (11) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Shopping Center.

          3.8 INSURANCE. At all times during the term/Landlord will carry and maintain (a) fire and extended coverage insurance covering the Shopping Center, its equipment and common area furnishings, including earthquake coverage and rental insurance, in the full replacement value of the Shopping Center, (b) comprehensive public liability insurance, with limits of not less than $2,000,000, and (c) such other insurance as Landlord reasonably determines from time to time.

4. USE AND COMPLIANCE.

          4.1 Use. The Premises may be used only for the Permitted Use and no other use without the express prior written consent of Landlord, and in all events subject to the terms and provisions of all recorded covenants, easements, conditions or restrictions that affect the use of the Premises. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Premises or any use to be made thereof contrary to applicable laws, ordinances and regulations, and Tenant shall fully comply with all laws, ordinances and regulations governing the Premises and Tenant's business conducted in the Premises. Tenant shall not use or occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would (i) violate any certificate of occupancy affecting any of the Premises, (ii) make void or voidable any insurance then in force with respect to any of the Premises, (iii) make it difficult or impossible to obtain fire or other insurance which is required hereunder, (iv) cause structural damage to the Shopping Center, or (v) constitute a public or private nuisance or waste. Tenant shall comply with all Rules and Regulations imposed by Landlord on the Shopping Center or Common Areas, as initially set forth in Exhibit D attached as part of this Lease. Landlord may reasonably amend the Rules and Regulations so long as prior notice of the amendment is given to Tenant and so long as the amendments apply to tenants of the Shopping Center in a non-discriminatory manner.

          4.2 ENVIRONMENTAL COMPLIANCE. Landlord, to the best of its knowledge, represents that there are no current environmental problems. As part of its obligation to comply with laws and other requirements, Tenant shall not (either with or without negligence) generate, use, store, or cause or permit the escape, disposal or release of any Hazardous Materials in or about the Shopping Center or the Premises in violation of applicable law and rules and regulations. Hazardous Materials shall mean (a) "hazardous wastes", as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances", as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials", as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) any applicable state or local laws and the regulations adopted under these acts, as amended from time to time, (f) oil or other petroleum products whether refined or unrefined, (g) any highly combustible substance and (h) any substance whose presence in Landlord's reasonable judgment could be detrimental to the Shopping Center or hazardous to health or the environment. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials within the Premises during Tenant's occupancy hereunder, then Tenant shall reimburse the reasonable costs thereof to Landlord upon demand as Additional Rent if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises. In all events, Tenant shall defend, indemnify and hold Landlord harmless of and from any and all costs and expenses of any nature arising from the release of Hazardous Materials in or about the Premises or Shopping Center if caused by Tenant or persons acting under Tenant. These within provisions of this section 4.2 shall survive the expiration or other termination of this Lease.

5. ASSIGNMENT AND SUBLETTING.

Tenant may not assign this Lease, or sublet all or part of the Premises, without the prior written consent of Landlord. Any transfer on an ownership interest in Tenant shall constitute an assignment for purposes of this Lease (unless Tenant is a publicly traded corporation). No permitted assignment or subletting will release Tenant (or any guarantor) of its obligations under this Lease unless expressly agreed to in writing by Landlord at the time of approval of the assignment.

6. MAINTENANCE OF THE PREMISES.

         6.1 BY TENANT. Except for maintenance obligations expressly assumed by Landlord under Section 6.2 of this Lease, Tenant shall maintain and take good care of the Premises, including without limitation the heating, air conditioning and ventilation systems, mechanical, electrical and plumbing systems, and the fixtures and plate glass, including making replacements when necessary. Tenant shall, at the expiration or other termination of this Lease, surrender and deliver up the same in like good order and condition as the same now is or shall be at the commencement of the Term hereof, ordinary wear and tear excepted.

         6.2 BY LANDLORD. Landlord, at Landlord's cost, shall maintain the structural soundness of the Shopping Center and shall be responsible for the roof and all other exterior and structural components.

7.        ALTERATIONS.

         7.1 ALTERATIONS. Tenant will not make any structural alterations, installments, changes, replacements, additions or improvements (collectively "Alterations"), in or to the Premises or any part thereof, without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. All Alterations shall be performed in a good and workmanlike manner and shall conform all requirements of local, state and federal governments. All Alterations shall be made at Tenant's expense, after (i) Tenant has obtained all necessary permits from governmental authorities and (ii) Tenant has submitted to Landlord the proposed layout of the Alterations and Landlord has approved them, which approval shall not be unreasonably withheld, delayed or conditioned. If any mechanic's lien is filed against the Premises for work or materials furnished to Tenant, the lien shall be discharged or bonded off by Tenant, solely at Tenant's expense, within thirty (30) days after Tenant receives notice thereof. Tenant shall indemnify and hold harmless Landlord from any and all expenses (including attorney's fees), liens and claims or damage to persons, property, or the Premises that may arise from the making of any Alterations.

         7.2 REMAIN WITH PREMISES. Tenant agrees that all Alterations upon the Premises shall at the election of Landlord, as provided in the written consent required above, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease. Notwithstanding the foregoing, provided that Tenant is not in default, Tenant shall have the right to remove at the expiration or termination of this Lease, all movable furniture, fixtures or equipment installed in the Premises solely at Tenant's expense. Should Landlord elect that alterations, installments, changes, replacements, additions to or improvements made by Tenant are not to remain on the Premises, Tenant hereby agrees that within five (5) days following the expiration of the term of this Lease, Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense.

         7.3 EQUIPMENT. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or unreasonably burden the water system, air conditioning system or the electrical system of the Premises, or exceed the floor load capacity of the Premises, without the prior written consent of the Landlord. If Tenant wishes to install machinery or mechanical equipment which may cause noise or vibration to be transmitted to the structure of the Shopping Center or any space therein, such machinery shall be installed and maintained by Tenant, at Tenants expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration, all in accordance with Landlord's requirements. Tenant may, at its expense, install and remove additional equipment and machinery used or useful in Tenant's business, which equipment and machinery shall remain the property of Tenant and shall not become part of the real estate, provided that such installation shall not reduce the value of the Premises or its usefulness. Any equipment of Tenant not removed by Tenant within ten (10) days after the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof and without obligation to account therefor.

         7.4 CONTRACTORS. Tenant shall require any contractor retained by it to perform any Alteration to carry and maintain at Tenant's or such contractor's expense (and furnish the policy, policies or certificates thereof to Landlord, Landlord's lender and Landlord's ground lessor, if any) during such times as contractor is working in the Premises, (i) comprehensive general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, complete operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than One Million ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, to name Landlord, Landlord's lender and ground lessor as additional insureds and (ii) worker's compensation insurance or similar insurance in form and amounts as required by law.

8.       SURRENDER.

At the expiration or other termination of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements.

9.        CONDEMNATION.

         9.1 AWARD. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking ("Condemnation"), Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed. Notwithstanding the foregoing, Tenant may seek a separate award pursuant to applicable law, including any tenant improvements made by Tenant at Tenant's sole cost that are not to remain with the Premises upon expiration of this Lease, loss of profit or goodwill, and moving/relocation expenses.

         9.2 TOTAL TAKING. If (a) all of the Premises are taken by a Condemnation or (b) if a substantial part of the Premises or the Shopping Center is taken by a Condemnation such that the remainder is insufficient for the reasonable operation of Tenant's business, then, in either such event, this Lease shall terminate on the date upon which possession is taken by the condemning authority, and all Rent shall be prorated and paid to such date.

         9.3 PARTIAL TAKING. If there is a Condemnation and this Lease does not terminate pursuant to the Section 9.2 of this Lease, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent shall be equitably reduced in proportion to the inability of Tenant to use a portion of the Premises, taking into consideration the portion taken.

10.       DAMAGE AND DESTRUCTION.

         10.1 DAMAGE. If the Premises are damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election which Landlord has made according to this Section
10. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.

         10.2 REBUI1DING LEASE CONTINUES. If the Premises are damaged by fire or other insured casualty to an extent that may be repaired within ninety (90) days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Base Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

         10.3 RIGHT TO TERMINATE. If the Premises are damaged by fire or other insured casualty to an extent that it may not be repaired within ninety (90) days after the notice date, as reasonably determined by Landlord, then (a) Landlord may terminate this Lease as of the date of such damage by written notice given to Tenant on or before the notice date, or (b) Tenant may terminate this Lease as of the date of such damage by written notice given to Landlord within 10 days after Landlord delivery of a written notice that the repairs cannot be made within such ninety (90) day period. If neither Landlord nor Tenant so elects to terminate this Lease, Landlord will diligently proceed to repair the Premises and Base Rent and Additional Rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

11.       SUBORDINATION

          11.1 GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage or other lien or encumbrance ("lien") now or after the date hereof affecting or placed against the Premises (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination but without amendment to this Lease.

         11.2 ATTORNMENT AND NONDISTURBANCE. Tenant agrees that if any holder of a lien succeeds to Landlord interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Notwithstanding any subordination of this Lease, in no event shall Tenant's right to possession be disturbed (or this Lease be terminated) upon foreclosure of any mortgage, so long as Tenant is not in default hereunder.

12.      ENTRY BY LANDLORD.

Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency. Upon at least two days notice to Tenant, Landlord may exhibit the Premises to prospective purchasers and lenders. During the last 90 days of the term of this Lease, and upon at least two days notice to Tenant, Landlord may exhibit the Premises to prospective tenants.

13.       LIABILITY AND INDEMNIFICATION.

         13.1 INDEMNITY. Except for any injury or damage to persons or property on the Premises that is proximately caused by or results proximately from the negligence or willful act of Landlord, its agents, employees or contractors, or from Landlord's default of its obligation under section 6.2 of this Lease, Tenant will indemnify and hold harmless Landlord from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from the negligent use or occupancy or negligent manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant, any breach by Tenant or its employees, agents, contractors, or invitees of this Lease, and any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant except for any injury or damage to persons or property on the Common Areas that is proximately caused by or results proximately from the negligence or willful act of Tenant, its agents, employees, contractors, customers, guest or invitees, or from Tenant's default of its obligations of this Lease, Landlord will indemnify and hold harmless Tenant from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees) occurring on the Common Areas and arising from the negligence or willful act of Landlord".

         13.2 PERSONAL PROPERTY AND BUSINESS. All personal property of Tenant in the Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any accident to or damage to the property of Tenant resulting from the use or operation of the heating, cooling, electrical or plumbing apparatus or any other cause whatsoever, unless caused by the negligent or willful act or omission of Landlord.

         13.3 NO LIABILITY. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees, Landlord shall have no liability to Tenant for any damage, compensation or claim arising from the repair by Landlord of any portion of the Premises, any interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant or any other person) of heating, cooling, electrical or plumbing equipment or apparatus, or from untenantability of the Premises resulting from fire or other casualty, or from any robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the

Premises except the roof to the extent not maintained by Landlord after notice from Tenant, or from water, rain or snow that may leak into or flow from any part of the Premises, or from drains, pipes or plumbing work in the Shopping Center.

14.       DEFAULT AND REMEDIES.

         14.1 EVENTS OF DEFAULT. As used in this Lease, each of the following events shall constitute and is referred to as, an "Event of Default": (a) If Tenant (i) fails to pay Base Rent, Additional Rent or any other sum which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, or (ii) in any respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or (b) if Tenant (i) applies for or consents to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a reorganization insolvency proceeding; or (c) if an order of relief or other order, judgment or decree is entered by any court of competent jurisdiction adjudicating Tenant as insolvent, or otherwise entitled to the protection of or subject to any bankruptcy statute, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or otherwise commence with respect to Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty
(60) consecutive days after the expiration of any stay thereof.

         14.2 NOTICE, GRACE PERIOD. Upon the occurrence of an Event of Default Tenant shall not be deemed to be in default, and Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law until (a) Landlord has given written notice thereof to Tenant, and (b) Tenant has failed, (i) if such Event of Default consists of the failure to pay money, within ten (10) calendar days after the date Landlord presents notice to pay all of such money that is due, or (ii) if such Event of Default consists of something other than the failure to pay money, within thirty (30) days thereafter to commence actively, diligently and in good faith to proceed to cure such Event of Default and to continue to do so until it is fully cured; provided however, if Tenant commences to cure such default during such thirty
(30) day period, and such default cannot be cured within such period despite diligent effort, Tenant shall be afforded such additional time as may reasonably required to affect a cure provided that Tenant continues to diligently pursue such cure. No notice of default shall be required of Landlord, and Tenant shall be entitled to no grace period, (1) more than once with respect to monetary default during each twelve (12) month period of the Term, or (2) if Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises.

         14.3 REMEDIES. Upon the occurrence of an Event of Default, Landlord, at its option, may terminate this Lease, or without terminating this Lease terminate Tenant's right of possession, may pursue any and all other remedies available to it under the laws of the Commonwealth of Kentucky, including, by way of example rather than of limitation, the rights to (a) re-enter and repossess the Premises, with lawful force, and any and all improvements thereon and additions thereto; (b)immediately recover an amount equal to the present value (as of the date of Tenant's default) of the Base Rent and Additional Rent which would have become due through the date on which the Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purposes of this Section, present value shall be computed by discounting at a rate equal to one percent (1.0%) above the "prime rate" as then published in the Wall Street Journal, and collect such balance in any manner not inconsistent with applicable law; (c) relet any or all of the Premises for Tenant's account for any or all of the remainder of the Lease Term, or for a longer term; and/or (d) recover from Tenant the cost to Landlord of any reasonable fees relating to reletting of the Premises including but not limited to construction costs, brokerage fees, reasonable attorney's fees.

         14.4 CUMULATIVE RIGHTS. Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

         14.5 RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT. If Tenant defaults in the performance of any of its obligations under this Lease, then Landlord shall have the right (but not the duty) to perform such obligation, and Tenant shall reimburse Landlord for any costs and expenses thereby incurred, together with interest thereon at that rate per annum that is two percent (2%) greater than the "prime rate" as then published in the Wall Street Journal, from the date such costs and expenses are incurred by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder, which shall be due and payable with the next monthly installment of Base Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.


15.      SIGNS.

Tenant shall not be entitled to place any signs in, on or about the Premises, including without limitation on the exterior walls of the Premises, unless Landlord has first approved the size, design and location in writing. In any event, Tenant shall be fully responsible for complying with all laws, ordinances and regulations regarding signs. All such signs shall be removed by Tenant, at Tenant's cost, upon expiration of this Lease and any damage to the Premises or the Shopping Center resulting from such removal shall be repaired at Tenant's cost.

16.      SECURITY DEPOSIT.

Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit set forth in Section 1.1(1) of this Lease as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease. Upon the expiration of the Term hereof or any extension or renewal thereof, Landlord shall, if Tenant is not in default, return such Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to Tenant's obligations within ninety (90) days of such expiration. If Tenant makes any default during the term of this Lease or fails to take possession within thirty (30) days of the Commencement Date, Landlord shall have the right, but not the obligation, to apply all or any portion of the Security Deposit to remedy such default, in which event Tenant shall promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount. The Security Deposit shall not be deemed liquidated damages, and Landlord's application of said Security Deposit to reduce its damages shall not preclude recovery from Tenant of any additional damages incurred by Landlord. If the Landlord sells or transfers its interest in the Building, Landlord shall transfer the Security Deposit, and the Landlord shall be released from all liability to Tenant for the return of such Security Deposit.

17.      QUIET ENJOYMENT.

Landlord hereby covenants that Tenant, on paying the Base Rent, Percentage Rent and Additional Rent and performing the covenants and agreements set forth in this Lease, shall without interference from Landlord peaceably and quietly hold and enjoy, throughout the Term the Premises and such rights as Tenant holds under this Lease with respect to the Premises.

18.      GENERAL.

         18.1 TIME OF THE ESSENCE. Time is of the essence of each and every provision of this Lease.

         18.2 NO WAIVER. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Base Rent or Additional Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord knowledge of such preceding breach at the time of acceptance of such rent.

          18.3 LIMITATION ON RECOURSE. Tenant specifically agrees to look solely to Landlord interest in the Premises for the recovery of any judgments from Landlord, and neither Landlord nor any of its members, managers, directors, shareholders, partners, employees or agents shall be personally liable for any such judgments. In the event of any transfer of Landlord's interest in the Premises, Landlord shall be automatically freed and relieved from all applicable liability accruing thereafter with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and the grantee expressly assumes all of the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord, its successors and assigns, only during their respective periods of ownership. Landlord may freely assign its interest under this Lease. Following any such assignment, Landlord shall remain liable for performance of all obligations of the Landlord hereunder incurred prior to such assignment.

         18.4 ESTOPPEL CERTIFICATES. At any time and from time to time but within 10 days after prior written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to Landlord, which default has not been cured, except as to defaults specified in said certificate; and (d) that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate.

         18.5 HOLDING OVER. If Tenant does not immediately surrender the Premises upon the expiration of the Lease Term, then the rent shall be increased to One Hundred Fifty (150%) per cent of the Base Rent that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Any holdover shall be deemed to be a month-to-month tenancy, notwithstanding any provisions of KRS Chapter 383 to the contrary. All provisions of this Lease shall remain in full force and effect during the holdover period, except Base Rent as set forth in this section and except for the term, which shall be month to month as aforesaid. In addition to the increase in Base Rent, Tenant shall be liable to Landlord for any costs, damages or liabilities suffered by Landlord as a result of Tenant's failure to vacate the Premises at the end of the Term.

         18.6 NOTICES. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in this Lease, or to such other addresses of which the other party is given written notice pursuant to this section. Any notice shall be deemed received the day personally delivered, if personally delivered, the day receipt of a facsimile is acknowledged, if sent by facsimile, one day after deposit in either the U.S. mail, if sent by certified mail, or one day after deposit with a nationally recognized overnight carrier, if sent by overnight carrier. Failure or refusal to accept delivery shall constitute receipt.

         18.7 SEVERABILITY. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         18.8 AMENDMENT. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant.

         18.9 ENTIRE AGREEMENT. This Lease contains the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises.

         18.10 CAPTIONS. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

         18.11 NOTICE OF LANDLORD DEFAULT. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default.

         18.12 GOVERNING LAW. This Lease will be governed by and construed pursuant to the laws of the Commonwealth of Kentucky.

         18.13 BINDING EFFECT. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

         18.14 FORCE MAJEURE. If Landlord shall be delayed, or hindered, or prevented from the performance of any act required hereunder (except for the payment of monies), by reason of government restrictions, scarcity of labor or materials, or for other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

         18.15 TENANT'S AUTHORITY. Tenant hereby warrants and represents that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease and that Tenant is an entity duly formed and existing under the laws of the State where formed, is qualified to do business in the Commonwealth of Kentucky, and has the power and authority to enter into this Lease, and that all action requisite to authorize Tenant to enter into this Lease has been duly taken.

         18.16 NO RECORDING. This Lease shall not be recorded

         18.17 COMMISSION. Landlord and Tenant warrant that they have not had any dealings with any realtor, broker or agent in connection with the negotiation or entering into of this Lease, except for the Agent(s), if any, identified in section 1.1(n), whose commission shall be paid for by Landlord pursuant to the terms of a separate agreement between Landlord and Agent(s). Should any claim for a commission be established by any other broker or agent, the parties hereby expressly agree to hold one another harmless with respect thereto to the extent that one or the other is shown to have been responsible for the creation of such claim.

19.      ADJUSTMENTS.

Upon completion of the Landlord Work contemplated by section 2.1 of this Lease and Exhibit B to this Lease, the establishment of the Commencement Date pursuant to section 1.1(d) of this Lease, any adjustments to Base Rent as contemplated by section 2.4 of this Lease, and any adjustments to Tenant's Pro Rata Share as contemplated by section 1.1 (f) of this Lease, Landlord and Tenant shall execute and deliver to each other an amendment to this Lease setting forth any such adjustments.

         Landlord and Tenant have executed this Lease as of the date set forth above, but actually on the dates set forth below.

                                    LANDLORD:

                                    FGSC, LLC

                               By: /s/ Steven Poe
                                Title: President
                                Date: May 1, 2001


                                     TENANT:

                        DOMINION HOMES OF KENTUCKY, LTD.

                            By:       /s/Stephen M. George
                            Title:    President
                            Date:     April 30, 2001

                                    EXHIBIT B

                                   Work Letter

LANDLORD'S WORK. Tenant accepts the Premises `as is, where is' as of the date of this Lease and acknowledges that Landlord will make no additional improvements to the Premises, but will provide the following allowance instead.

TENANT'S WORK ALLOWANCE. Landlord shall pay to Tenant an amount equal to Sixty-Five Thousand Dollars ($65,000.00) as an allowance (the "Tenant Work Allowance") to reimburse Tenant for a portion of the costs associated with the design and construction of the work to be performed by Tenant in the Premises (the "Tenant Work"). Landlord shall pay this Tenant work Allowance to Tenant upon the occurrence of all of the following: (a) inspection by Landlord to ensure Tenant complied with the approved plans and specifications for the Tenant Work, (b) receipt of lien waivers and/or affidavits reasonably acceptable to Landlord from Tenant's contractors, subcontractors and suppliers, and (c) the Lease having commenced and Tenant having taken occupancy of the Premises".